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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Credit Suisse First Boston (USA), Inc.:

        We consent to incorporation by reference in the registration statements (File Nos. 333-86720, 333-71850, 333-62422, 333-07657, 333-34149, 333-53499, 333-73405 and 333-30928) on Form S-3 of Credit Suisse First Boston (USA), Inc. (formerly known as Donaldson, Lufkin & Jenrette, Inc.) of our report dated February 19, 2003, with respect to the consolidated statements of financial condition of Credit Suisse First Boston (USA), Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2002, and the related financial statement schedule, which report appears in the December 31, 2002 annual report on Form 10-K of Credit Suisse First Boston (USA), Inc.

                      /s/ KPMG LLP

New York, New York
March 27, 2003

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  Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT